UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018

Commission File Number: 333-199583

DOCASA INC.
(Exact name of Registrant as specified in its charter)

Nevada	47-1405387
(State of incorporation)	(IRS Employer ID Number)

1901 North Roselle Road, Suite 800

Schaumburg, Illinois 60195

(Address of principal executive offices)

(630) 250-2709

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 28, 2018, the Company appointed Phillip Maritz as Chief Financial Officer. Previously, in August 2018, Mr. Maritz was appointed as Chief Financial Officer of the Company’s subsidiary, Department of Coffee and Social Affairs, Ltd. Prior to his appointment, Mr. Maritz was the Group Finance Director for Paperhat Group, from 2014 to 2017, where he lead the company to increase revenue in 2014 from £11 million to £27 million in 2017. Prior, he served as Financial Controller for Omnifone Group from 2010 through 2014. Mr. Maritz has a Bachelors degree in Accounting from the University of Stellenbosch, 2004, and B. Compt Honours from the University of South Africa, 2006. Mr. Maritz is a member of the South African Institute of Chartered Accountants (SAICA), 2009, and completed further studies in International Taxation, through the Chartered Institute of Taxation (UK).

On August 28, 2018, Ashley Lopez resigned as interim Chief Financial Officer while maintaining her positions as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCASA Inc.

Date: August 29, 2018	By:	/s/ Ashley Lopez
Ashley Lopez, CEO